UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 18, 2006

STRATUS SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15789 (Commission File Number)	22-3499261 (IRS Employer Identification Number)
149 Avenue at the Commons, Suite 4 Shrewsbury, New Jersey 07702 (Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (732) 866-0300

500 Craig Road, Suite 201
Manalapan, New Jersey 07726
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act
(17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act
(17 CFR 240.13e-4 (c))

SECTION 1 -	REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 -	Entry into Material Definitive Agreement

On September 18, 2006, Stratus Services Group, Inc. (the “Company”) entered into a Tolling Agreement with Liberty Mutual Fire Insurance Company (“Liberty”). As previously disclosed, Liberty instituted an action in the Superior Court of New Jersey in May 2006 alleging that the Company owed it approximately $250,000 of unpaid workers’ compensation insurance premiums. A default judgment was subsequently entered against the Company. Under the terms of the Tolling Agreement, Liberty has agreed to dismiss its action against the Company without prejudice, and the Company has agreed to make six monthly payments of $5,000 each to Liberty commencing in September 2006. Such payments will be deducted from the Company’s outstanding balance to Liberty. The Tolling Agreement tolls the applicable statute of limitations and provides that neither party will file an action in any other forum until March 15, 2007. Liberty has reserved the right to reinstate its lawsuit against the Company after March 15, 2007 or in the event of a prior default by the Company under the Tolling Agreement.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STRATUS SERVICES GROUP, INC.

Date: September 28, 2006	By:	/s/ Joseph J. Raymond

President & CEO